SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)           November 3, 1997
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                        INTEGRATED HEALTH SERVICES, INC.
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               (Exact Name of Registrant as Specified in Charter)


        Delaware                      1-12306            23-2428312
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(State or Other Jurisdiction        (Commission         (IRS Employer
     of Incorporation)              File Number)      Identification No.)



  10065 Red Run Boulevard, Owings Mills, Maryland                       21117
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(Address of Principal Executive Offices)                              (Zip Code)



Registrant's telephone number, including area code:       (410) 998-8400
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                                 Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)





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ITEM 5.  OTHER EVENTS

     On November 3, 1997, Integrated Health Services, Inc. ("IHS") and HEALTHSOUTH Corporation ("HEALTHSOUTH") entered into an agreement pursuant to which IHS agreed to acquire from HEALTHSOUTH 139 owned, leased or managed long-term care facilities, 12 specialty hospitals, a contract therapy business having over 1,000 contracts and an institutional pharmacy business serving approximately 38,000 beds. The businesses being acquired, which had annual revenues of approximately $925 million for the 12 months ended August 31, 1997, were acquired by HEALTHSOUTH in its recent acquisition of Horizon/CMS Healthcare Corporation.

         Under the terms of the agreement, IHS will pay $1.15 billion in cash and assume approximately $100 million in debt. IHS will fund the purchase price with available cash from term loan borrowings under its $1.75 billion revolving credit and term loan facility and the sale of its 9 1/4% Senior Subordinated Notes due 2008 and borrowings under the revolving credit portion of the new credit facility. On a pro forma basis after giving effect to the acquisition of these businesses from HEALTHSOUTH and the acquisition of RoTech Medical Corporation, Community Care of America, Inc. and the lithotripsy division of Coram Healthcare Corporation, IHS' total debt, including current portion, accounted for approximately 74% of its total pro forma capitalization as of September 30, 1997. Consummation of the transaction, which is expected to close by December 31, 1997, is subject to, among other things, receipt of required regulatory approvals, consent of IHS' senior lenders and other customary conditions. IHS has deposited with HEALTHSOUTH $50 million, which amount will be credited against the purchase price at the closing or retained by HEALTHSOUTH under certain circumstances if the transaction is not consummated.

         There can be no assurance that this transaction will be consummated on these terms, on different terms or at all.

         Donaldson Lufkin & Jenrette Securities Corporation and Morgan Stanley Dean Witter Discover & Co. acted as financial advisors to IHS in the transaction.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (C)  EXHIBITS.

         2 Purchase and Sale Agreement, entered into as of November 3, 1997, between HEALTHSOUTH Corporation, Horizon/CMS Healthcare Corporation and Integrated Health Services, Inc.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      INTEGRATED HEALTH SERVICES, INC.



Date: November 12, 1997               By: /s/ W. Bradley Bennett
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                                              Name: W. Bradley Bennett
                                              Title: Executive Vice President -
                                                     Chief Accounting Officer






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


                                  EXHIBIT INDEX

         2 Purchase and Sale Agreement, entered into as of November 3, 1997, between HEALTHSOUTH Corporation, Horizon/CMS Healthcare Corporation and Integrated Health Services, Inc.



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